Exhibit 32

STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
AS REQUIRED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of John Deere Capital Corporation (the “Company”) for the period ending August 2, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 27, 2026	/s/ John C. May	Chairman and Chief Executive Officer (Principal Executive Officer)
John C. May

August 27, 2026	/s/ Brent Norwood	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
Brent Norwood